Exhibit 99.2

AEROSPACE INTEGRATION

CORPORATION

Financial Statements and

Independent Auditor’s Report

December 31, 2005

AEROSPACE INTEGRATION

CORPORATION

Financial Statements and

Independent Auditor’s Report

December 31, 2005

Board of Directors

Aerospace Integration Corporation

Crestview, Florida

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying balance sheet of Aerospace Integration Corporation (a Florida S Corporation) as of December 31, 2005, and the related statements of income, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of Aerospace Integration Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aerospace Integration Corporation as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    O’Sullivan Creel, LLP

March 17, 2006

Aerospace Integration Corporation

BALANCE SHEET

December 31, 2005

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,814
Receivables	12,336,696
Inventory	741,585
Prepaid expenses	267,614

Total current assets	13,351,709

PROPERTY AND EQUIPMENT, NET	7,295,408

OTHER ASSETS
Debt issuance costs, net	110,474
Deposits	53,616

Total other assets	164,090

TOTAL ASSETS	$20,811,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$3,102,206
Accrued expenses	1,110,284
Line of credit	4,767,872
Current portion of notes payable	443,294
Advance payments on contracts	1,461,520

Total current liabilities	10,885,176

LONG-TERM LIABILITIES
Notes payable, net of current portion	5,677,375
Fair value of swap agreement	181,671

Total long-term liabilities	5,859,046

Total liabilities	16,744,222

SHAREHOLDERS’ EQUITY
Common stock, $1 par value, 6,000 shares authorized, 2,880 shares issued, 2,700 shares outstanding	2,880
Additional paid-in capital	77,120
Retained earnings	4,181,156
Accumulated other comprehensive income (loss)	(181,671)
Treasury stock, 180 shares at cost	(12,500)

Total shareholders’ equity	4,066,985

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,811,207

The accompanying notes are an integral

part of these financial statements.

Aerospace Integration Corporation

STATEMENT OF INCOME

Year Ended December 31, 2005

REVENUES	$33,848,647
Cost of revenues earned	26,563,990

GROSS PROFIT	7,284,657

General and administrative expenses	3,868,461

OPERATING INCOME	3,416,196

OTHER INCOME (EXPENSE)
Interest income	2,234
Interest expense	(616,211)
Miscellaneous income	4,359
Loss on disposal of equipment	(6,471)

Total other income (expense)	(616,089)

NET INCOME	$2,800,107

The accompanying notes are an integral

part of these financial statements.

Aerospace Integration Corporation

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

Year Ended December 31, 2005

	Common Stock	Additional Paid in Capital	Retained Earnings (Restated)	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance, January 1, 2005 (Restated)	$2,880	$77,120	$1,660,300	$(323,645)	$(12,500)	$1,404,155
Unrealized gain on the change in fair value of the interest rate swap agreement	—	—	—	141,974	—	141,974
Distributions	—	—	(279,251)	—	—	279,251
Net income	—	—	2,800,107	—	—	(2,800,107)

Balance, December 31, 2005	$2,880	$77,120	$4,181,156	$(181,671)	$(12,500)	$4,066,985

The accompanying notes are an integral

part of these financial statements.

Aerospace Integration Corporation

STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,800,107
Depreciation and amortization	835,753
Loss on disposal of equipment	6,471
(Increase) decrease in
Receivables	(2,268,799)
Inventory	(551,910)
Prepaid expenses	(230,979)
Deposits	(12,647)
Increase (decrease) in
Accounts payable	2,205,561
Accrued liabilities	366,143

Net cash flows from operating activities	3,149,700

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(5,164,205)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt proceeds	3,091,760
Payment on bank debt	(150,000)
Payment on capital lease obligations	(520,017)
Advances on line of credit	9,660,222
Payments on line of credit	(9,788,037)
Distributions	(279,251)

Net cash flows from financing activities	2,014,677

NET CHANGE IN CASH	172
CASH AT BEGINNING OF YEAR	5,642

CASH AT END OF YEAR	$5,814

SUPPLEMENTAL DISCLOSURES
Interest paid	$694,744

The accompanying notes are an integral

part of these financial statements.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Organization

Aerospace Integration Corporation (the Company), specializes in providing platform engineering services and integration of systems and subsystems for rotary and fixed wing aircraft. The Company primarily works under contracts with the United States Department of Defense and has continued to expand its operations to include non-defense commercial enterprises. The Company was incorporated under the laws of the State of Florida in December 1, 1997 and is headquartered in Crestview, Florida.

The Company maintains operations in nine locations including a state-of-the-art aircraft modification and manufacturing facility in Crestview, Florida, and program offices in Alabama, Arkansas, Georgia, New Jersey, North Carolina, South Carolina, Texas and Washington.

The Company’s principal focus is supporting organizations and systems of the Special Operations Forces (SOF) with a unique quick-response capability. The Company’s technical knowledge and system-specific experience work in concert to engineer and integrate cost-effective turnkey solutions into various SOF special-mission platforms and systems.

The Company delivers engineering excellence, system design and integration, mission enhancement, logistics support, technical documentation, operational analysis, and training.

B.	Revenue and Cost Recognition

The principal source of revenue for the Company is derived from contracts with U.S. government contractors and the United States Department of Defense (DOD). Revenue is earned under time and materials, fixed price and costs-plus contracts. The estimated revenue of performance under government fixed-price contracts in progress is recognized using costs incurred in relation to total estimated costs or upon delivery of specific products, as appropriate. Revenue under cost-reimbursement and time and materials contracts are recorded as costs are incurred and include estimated earned fees in proportion that costs incurred to date bear to total estimated costs.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Revenue and Cost Recognition (Continued)

Costs of revenues earned include all direct costs (labor, travel, relocation, materials, subcontracts, and other) and those indirect costs allocable to a contract. Allocations of indirect costs are based on the relative amounts of direct labor. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined. Changes in estimated profitability resulting from contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period.

Contract revenue recognition inherently involves estimation. From time to time, facts develop that require the Company to revise the total estimated costs or revenues expected. In most cases, these changes relate to changes in the contractual scope of the work, and do not significantly impact the expected profit rate on a contract. The Company recorded the cumulative effects of any revisions to the estimated total costs and revenues in the period in which the facts become known.

Our federal government contracts are subject to subsequent government audit of direct and indirect costs. The majority of such incurred cost audits have been completed through 2003. Our management does not anticipate any material adjustment to the financial statements in subsequent periods for audits not yet completed.

C.	Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

D.	Cash and Cash Equivalents

For purposes of the Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Allowance for Doubtful Accounts

Contract receivables are recorded when invoices are issued and are presented on the balance sheet net of the allowance for doubtful accounts. Progress billings are considered past due when the balance of the receivable is outstanding for more than 30 days. Contract receivables are written off when deemed to be uncollectible. The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the defense industry, and the financial stability of its customers. The Company believes no allowance for doubtful accounts is necessary at December 31, 2005.

F.	Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is calculated using the straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives of property and equipment for purposes of computing depreciation are 3 - 39 years.

Interest is capitalized on qualifying assets acquired with debt. The second aircraft hangar facility was constructed during the year ended December 31, 2005, and will be placed in service in the first quarter of 2006. Total interest expense related to the debt was $78,533, all of which was capitalized as part of the cost of the facility.

G.	Inventory

Inventory is valued at the lower of cost or fair market value, with cost determined on the average cost basis.

H.	Debt Issuance Costs

Debt issuance costs are amortized over the term of the debt using the straight-line method since the difference between this and the effective interest method is not material to the financial statements. Accumulated amortization at December 31, 2005, is $27,619.

I.	Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J.	Compensated Absences

Full time employees of the Company who have completed six months of service are entitled to paid vacation depending on length of service. The Company’s policy is to recognize the costs of compensated absences when earned by the employee.

K.	Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short-term maturities of these instruments. The carrying value of long-term debt approximates fair value because the interest rate used with the instrument fluctuates with the market rate and is at terms currently available to the Company. The fair value of the interest rate swap agreement is estimated based on the current settlement value.

L.	Derivatives and Hedging Activities

The Company’s derivative is recognized on the balance sheet at its fair value. The Company uses its derivative instrument solely in connection with its variable rate demand taxable notes. On the date the derivative contract is entered into, the Company designates the derivative as a hedge of a forecasted transaction or of the variability of cash flows.

NOTE 2 - RECEIVABLES

Receivables at December 31, 2005, primarily consist of amounts due to the Company for work performed on contracts related to the U.S. Department of Defense through DOD prime contractors. The U.S. Department of Defense, through prime contractors, was the Company’s major customer during the years ended December 31, 2005.

Receivables at December 31, 2005, consist of the following:

Amounts billed	$5,215,059
Recoverable costs and accrued profit on progress completed - not billed	6,727,521
Retainage, due upon completion of contracts	376,730
Other	17,386

Total	$12,336,696

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 2 - RECEIVABLES (CONTINUED)

Recoverable costs and accrued profit not billed on progress completed, comprise principally amounts of revenue recognized in contracts for which billings had not been presented to the contract owners because the amounts were not billable under contract terms at year end. It is expected that a substantial portion of all such amounts will be billed and collected within one year. The balances billed but not paid by customers pursuant to contract retainage provisions will be due upon completion of the contract and acceptance by the customer. The Company expects collection of substantial portion of these amounts within one year, and all within two years.

NOTE 3 - INVENTORY

Inventory at December 31, 2005, consists of the following:

Raw materials	$440,593
Work in process	300,992

Total inventory	$741,585

Raw materials and work in process inventory primarily relates to costs accumulated under fixed-price contracts accounted for under an output measure, units delivered. These production type contracts include multiple deliveries utilizing customer delivery schedules with no engineering effort required. The inventory is stated at the lower of cost or market value. Raw materials and work in process are valued at average cost.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005, is summarized as follows:

Aircraft hangar	$3,165,226
Equipment	1,872,486
Furniture and fixtures	242,176
Software	735,650
Leasehold improvements	30,578
Hatch equipment	68,346
Vehicles	88,979
Construction in progress	3,967,268

10,170,709
Less accumulated depreciation	(2,875,301)

Property and equipment, net	$7,295,408

Total depreciation expense for the year ended December 31, 2005, was $828,848.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 4 - PROPERTY AND EQUIPMENT (CONTINUED)

At December 31, 2005, the Company was near completion of a second state of the art aircraft hangar. Construction in progress of $3,960,054, which includes $78,533 of capitalized interest, represents this project. The Company also has incurred costs for a second office building in Crestview, Florida.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2005:

Payroll and related taxes	$773,228
Compensated absences	337,056

Total accrued expenses	$1,110,284

NOTE 6 - LINE OF CREDIT

The Company has a revolving line of credit with a commercial bank, which provides advances up to $5,000,000. Advances bear interest at a variable rate, which is equal to .25% above the bank’s Commercial Prime Rate (effective rate was 7.75% at December 31, 2005). The line of credit was renewed on April 12, 2005 and expires on May 12, 2006. Security includes a first priority interest and lien in all tangible and intangible assets and all government contracts with the exception of the aircraft hangar. The terms also include personal guarantees of two shareholders. As of December 31, 2005, outstanding borrowings under this agreement were $4,767,872.

NOTE 7 - NOTES PAYABLE

Notes payable consist of the following at December 31, 2005:

$ 3,105,000 Aerospace Integration Corporation Corporation Project Variable Rate Demand Taxable Notes, Series 2001. The notes bear interest at a rate equal to the 30 day LIBOR rate plus 10 basis points; adjusted weekly (4.49% at December 31, 2005). The notes are payable in annual installments through January 1, 2023, with interest payable semi-annually on January 1 and July 1. The notes are general obligations of the Company and are secured by a commercial standby letter of credit as further described in Note 9 to the financial statements.	$2,905,000
Note payable to a commercial bank, The note is currently a construction line of credit that is expected to convert to a permanent note in April 2006, requiring monthly payments of interest at the 30 day LIBOR rate plus 2.35% (effective rate was 6.74% at December 31, 2005). Quarterly principal payments of the greater of $81,000 or 50% of the Company’s net income are expected to begin in June 2006. The note is personally guaranteed by two shareholders. The note must be repaid within 10 years from conversion from the construction line of credit to the permanent loan.	3,032,489

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 7 - NOTES PAYABLE (CONTINUED)

Note payable to a commercial bank, requiring monthly installments of $3,878 including interest at 5%, secured by software. Final payment is due June 1, 2008.	123,909
Note payable to a commercial bank. The note is currently a line of credit for the purchase of equipment and is expected to be converted to a permanent note in April 2006. Upon conversion to a permanent note the agreement requires 84 monthly principal payments of $ 4,286 plus interest at the 30 day LIBOR rate plus 2.35% (effective rate was 6.74% at December 31, 2005 ). The note payable is secured by equipment.	59,271

6,120,669
Less current maturities	(443,294)

Total notes payable	$5,677,375

Future maturities of debt principal are as follows:

2005	$443,294
2006	467,122
2007	463,764
2008	434,000
2009	444,000
Thereafter	3,868,489

$6,120,669

The Company has financial covenants with respect to the line of credit and stand-by letter of credit. The Company is not aware of any noncompliance with the financial covenants at December 31, 2005.

NOTE 8 - INTEREST RATE SWAP

The Company maintains an interest-rate risk-management strategy that uses a derivative instrument to minimize significant, unanticipated earnings fluctuations caused by the interest-rate volatility. The Company’s specific goal is to minimize the impact of changes in interest rates on its floating rate long-term debt.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 8 - INTEREST RATE SWAP (CONTINUED)

In December 2001, the Company entered into an interest rate swap agreement related to its variable rate demand taxable notes. The swap is utilized to manage interest rate exposure and is designated as a highly effective cash flow hedge. The differential to be paid or received on the swap agreement is accrued as interest rates change and is recognized over the life of the agreement in interest expense. The swap agreement expires in January 2012 and has a rate of 6.19%. The notional amount is $3,105,000. The fair value of the swap liability was $181,671 at December 31, 2005. As these instruments age toward maturity and/or the interest rate increases, the loss will be reclassified from accumulated other comprehensive income into earnings.

NOTE 9 - LETTER OF CREDIT

The Company has an outstanding stand-by letter of credit of $3,156,750 with a commercial bank that expires on December 14, 2006. The letter of credit shall be automatically extended for one-year terms unless canceled by written notice. The letter of credit was issued to provide credit enhancement for the Variable Rate Note Issue dated December 14, 2001.

In the event of default on the Notes, the Trustee may claim up to the face value of the letter of credit for payment of $3,105,000 of principal outstanding and up to $51,750 of accrued interest on the Notes. The Company would then be responsible for repayment to the bank. At December 31, 2005, no funds from the stand-by letter of credit have been distributed. The bank has a first mortgage on the real property and improvements being financed with the Variable Rate Notes and a personal guarantee of one of the Company’s shareholders.

NOTE 10 - EMPLOYEE BENEFIT PLAN

The Company has established a defined contribution profit sharing plan (401k) available to all employees of the Company who have completed three months of service and are twenty-one years of age or older. Eligible employees may defer up to 100% of their annual salary, subject to IRS limitations. The Company contributes an amount equal to 50% per employee dollar contributed up to a maximum of 5% of the employee’s total contribution.

Employee benefit plan expense was $150,348 at December 31, 2005.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 11 - RELATED PARTY TRANSACTIONS

The Company leases administrative office space from Summit Holdings, LLC in which one of the shareholders has an ownership interest. Rent paid for the year ended December 31, 2005, was $106,828. The term of the lease is further described in Note 12 to the financial statements.

In March 2005 the Company purchased certain fixed assets of Advanced Technology Systems, Inc., which was owned by a relative of a shareholder, for $130,180. The Company did not assume any liabilities or continue any contracts of this entity

NOTE 12 - OPERATING LEASES

The Company leases various equipment items for use at its job sites. The lease payments are usually due monthly and are charged to operations as they are made. These leases expire in 2006.

The Company maintains five operating leases for corporate office space. The first lease is with Summit Holdings, LLC, a related party, and requires monthly payments ranging from $8,687 to $10,667 through December 2013. The other leases require monthly payments amounts that range from $1,360 to $11,250.

In December 2001, the Company entered into an operating lease with Okaloosa County, Florida, for the use of the land on which its aircraft hangar facilities reside. The lease was amended in August of 2004 to include an additional 50,007 square feet where the Company intends to construct its new hangar. The lease term began in December 2002 and will expire in December 2032. In accordance with the terms of the lease, the Company is not required not make any lease payments until December 2013. During the lease period from December 2013 through December 2032, the Company is required to make monthly lease payments of $3,759. The lease includes two, five-year options upon termination of the original lease term.

The initial time period of the lease in which the Company is not required to make payments is considered grant assistance from Okaloosa County, Florida. As such, rent expense will not be recorded until the start of the required payments under the lease term.

Aerospace Integration Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2005

NOTE 12 - OPERATING LEASES (CONTINUED)

Future minimum lease payments are as follows:

2006	$312,248
2007	335,008
2008	302,924
2009	128,004
2010	128,004
Thereafter	1,286,172

$2,492,360

Rent expense charged to operations was $318,918 for office space and $83,547 for equipment for the year ended December 31, 2005.

NOTE 13 - CONCENTRATIONS

For the year ended December 31, 2005, 13% of the Company’s revenues were derived from contracts with Lockheed Martin. Revenues derived from prime contracts with the United States (U.S.) Government were 64% of total revenues for the year ended December 31, 2005.

Receivables due from Lockheed Martin totaled $557,139 at December 31, 2005, which represents 5% of total accounts receivable. Receivables due from the U.S. Government totaled $9,346,636 at December 31, 2005, which represents 77% of total accounts receivable.

NOTE 14 - BACKLOG (UNAUDITED)

Total backlog of $46,924,000 at December 31, 2005, consists of orders for the Company’s services for which funding has been authorized by the customer, and firm orders for which funding has not been appropriated.

Board of Directors

Aerospace Integration Corporation

Crestview, Florida

INDEPENDENT AUDITOR’S REPORT ON SUPPLEMENTAL INFORMATION

Our report on the audit of the basic financial statements of Aerospace Integration Corporation for December 31, 2005, appears on page 1. The audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of General and Administrative Expenses is presented for purposes of additional analysis only and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/    O’Sullivan Creel, LLP

March 17, 2006

SUPPLEMENTAL INFORMATION

Aerospace Integration Corporation

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

Year Ended December 31, 2005

Advertising	$454,011
Amortization	6,905
Automobile	125
Bank charges	7,948
Contributions	22,433
Depreciation	143,642
Dues and publications	11,512
Employee benefits	191,154
Employment services	21,475
Entertainment	20,018
Insurance	24,797
Miscellaneous	14,151
Office	35,681
Other personnel	2,039,612
Payroll taxes	136,624
Postage and freight	4,534
Professional fees	336,827
Repairs and maintenance	62,095
Rent - equipment	112,515
Taxes and licenses	12,097
Telephone	48,339
Training	32,833
Travel	118,122
Utilities	11,011

$3,868,461

See independent auditor’s report

on supplemental information.